EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 18, 2025

HURCO ANNOUNCES EXECUTIVE CHAIR TRANSITION

INDIANAPOLIS, INDIANA – November 18, 2025 -- Hurco Companies, Inc. (Nasdaq: HURC) (“Hurco” or the “Company”) today announced that Executive Chairman Michael Doar will retire from his employment with the Company following Hurco’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Upon receipt of his retirement notice, the Company’s Board of Directors (the “Board”) requested that Mr. Doar continue service as a non-employee director of the Company and formally nominated him to stand for re-election as a director at the 2026 Annual Meeting. If re-elected, Mr. Doar will serve as non-employee director and non-executive Chairman of the Board from that date.

Mr. Doar joined Hurco as a Board member in 2000 and served as its Chief Executive Officer for twenty years before transitioning to the role as Executive Chairman. During his tenure, Mr. Doar helped oversee the Company’s tremendous growth, foster deep, long-term relationships with distributor partners and customers, and lead Hurco through a range of changes in business environments and industry cycles. Prior to joining Hurco, Mr. Doar served in various management positions within the International Ingersoll group, an international engineering and machine tool systems business, from 1989.

“I am very proud of the success we have achieved at Hurco during my tenure and the role we have played in supporting advanced manufacturing around the world,” said Mr. Doar. “Our leadership team, led by our CEO, Greg Volovic, and CFO, Sonja McClelland, will continue to build on our strong foundation to support our customers with cutting-edge technologies. I am confident in the long-term strength of the business, and Hurco is well positioned to capitalize on opportunities ahead and create long-term value for our shareholders. I look forward to my new role as non-executive Chairman of the Board and am excited to play a part in Hurco’s next chapter.”

“I have had the pleasure of working closely with Michael for over twenty years, during which time he served as a mentor, business partner, and friend,” said Greg Volovic, President and Chief Executive Officer. “With his career in machine tools spanning nearly 40 years, few have played such an instrumental role in the inception, development, and growth of the global machine tool industry. Michael’s invaluable knowledge, passion for technology, integrity, and customer-centric philosophy are all deeply engrained in Hurco and permeate its culture at all levels. Our team is committed to honoring Michael’s legacy by reinforcing and perpetuating those values moving forward.”

“On behalf of the entire Board, I want to formally, and publicly, thank Michael for his commitment and service to the Company, our customers, and the industry, at large,” said Richard Porter, Lead Independent Director of the Board. “As a visionary leader in the industry, Michael’s dedication to the highest business ethics and deep understanding of customer needs will leave a lasting mark on Hurco. We deeply appreciate Michael’s contributions to the business and look forward to his continued guidance and service in his new role as non-executive Chairman of the Board. The Board of Directors has full faith and confidence in Greg and the management team’s ability to build upon Hurco’s strong foundation of technological innovation and operational excellence.”

Hurco Companies, Inc. is an international, industrial technology company that sells its three brands of computer numeric control (“CNC”) machine tools to the worldwide metal cutting and metal forming industry. Two of the Company’s brands of machine tools, Hurco and Milltronics, are equipped with interactive controls that include software that is proprietary to each respective brand. The Company designs these controls and develops the software. The third brand of CNC machine tools, Takumi, is equipped with industrial controls that are produced by third parties, which allows the customer to decide the type of control added to the Takumi CNC machine tool. The Company also produces high-value machine tool components and accessories and provides automation solutions that can be integrated with any machine tool. The end markets for the Company's products are independent job shops, short-run manufacturing operations within large corporations, and manufacturers with production-oriented operations. The Company’s customers manufacture precision parts, tools, dies, and/or molds for industries such as aerospace, defense, medical equipment, energy, transportation, and computer equipment. The Company is based in Indianapolis, Indiana, with manufacturing operations in Taiwan, Italy, the U.S., and China, and sells its products through direct and indirect sales forces throughout the Americas, Europe, and Asia. The Company has sales, application engineering support and service subsidiaries in China, England, France, Germany, India, Italy, the Netherlands, Poland, Singapore, the U.S., and Taiwan. Web Site: www.hurco.com

Certain statements in this news release are forward-looking statements that involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among others, the cyclical nature of the machine tool industry; uncertain economic conditions, which may adversely affect overall demand, in the Americas, Europe and Asia Pacific markets; the risks of our international operations; governmental actions, initiatives and regulations, including import and export restrictions, duties and tariffs and changes to tax laws; the effects of changes in currency exchange rates; competition with larger companies that have greater financial resources; our dependence on new product development; the need and/or ability to protect our intellectual property assets; the limited number of our manufacturing and supply chain sources; increases in the prices of raw materials, especially steel and iron products; the effect of the loss of members of senior management and key personnel; our ability to integrate acquisitions; acquisitions that could disrupt our operations and affect operating results; failure to comply with data privacy and security regulations; breaches of our network and system security measures; possible obsolescence of our technology and the need to make technological advances; impairment of our assets; negative or unforeseen tax consequences; uncertainty concerning our ability to use tax loss carryforwards; changes in the SOFR rate; the impact of the COVID-19 pandemic and other public health epidemics and pandemics on the global economy, our business and operations, our employees and the business, operations, and economies of our customers and suppliers; and other risks and uncertainties discussed more fully under the caption “Risk Factors” in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Sonja K. McClelland

Executive Vice President, Treasurer, & Chief Financial Officer

317-293-5309